SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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                            KARMA MEDIA, INC.
            (formerly known as Estelle Reyna, Inc.)
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                (Name of Registrant as Specified In Its Charter)

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  (Name  of Person(s) Filing Information Statement, if other than Registrant)

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                      ESTELLE REYNA, INC.
                      5006 Coolidge Avenue
                 Culver City, California 90230
                   -------------------------

           Information Statement Pursuant to Section 14C
              of the Securities Exchange Act of 1934
                   -------------------------

      This information statement is provided by the Board of Directors of Estelle Reyna, Inc., a Nevada corporation (the "Company" or "ERYA"), to all holders of common stock of the Company in connection with the stockholder approval obtained by written majority consent authorizing:

      1.  Change the name of the Company to "Karma Media, Inc."

   (The  above action to be collectively referred to as the "Amendment").

      The Board of Directors and the persons owning the majority of the outstanding common stock of ERYA have unanimously adopted, ratified and approved a resolution to effect the Amendment. In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the shareholders consent will become effective approximately 20 days following the distribution of this information statement to the Company's
shareholders.   It  is expected that the amendment  to the Articles of
Incorporation will become effective on or about September 11, 2003.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY
                      ------------------------------------
         The Company's principal executive office address is 5006 Coolidge Avenue, Culver City, California 90230. This Information Statement will be mailed to the Company's stockholders on or about August 21, 2003.

                                  INTRODUCTION
                                    GENERAL
                                    -------
     On August 21, 2003, the Board of Directors approved, subject to shareholder approval, the Amendment. On August 21, 2003, the Amendment was approved by the written consent of a majority of the Company's common stockholders. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as
Appendix  A.   The Board of Directors has fixed the close of business on
August 21, 2003 as the record date for the determination of shareholders who are entitled to give consent and receive this Information
Statement.   As  of the record date, the Company had  outstanding
14,030,000 shares of common stock held by approximately 100 shareholders of record.

                                  NAME CHANGE
                                  -----------
      On August 21, 2003, the Board of Directors and the holders of a majority of the outstanding Common Stock of the Company
authorized and approved by written consent   an   amendment   to
the  Articles   of   Incorporation effectuating  a name change of
the corporation to "Karma Media, Inc." The intent of the name change is to reflect an addition to the Company's business plan that involves the funding of non-profit companies. However, shareholders are cautioned that there can be no assurance that this will come to pass.

      As of the date of this Information Statement, it is anticipated that the name change will become effective on or about September 11, 2003 (the "Effective Date").

                 PURPOSES AND EFFECTS OF THE NAME CHANGE
                 ---------------------------------------

      The Common Stock is currently listed for trading on the OTC Bulletin Board under the symbol ERYA. The Board believes that the name change is appropriate because of an addition to the Company's business plan involving the funding of non-profit companies.

      On the Record Date, the number of beneficial holders of the
Common Stock was
approximately 100. The Company does not anticipate that the name change will have an adverse effect on the Company or its shareholders. The only change to the Articles of Incorporation will be the name of the Company.

      At the Effective Date, the name of the Company will be changed to "Karma Media, Inc." Each share of Common Stock issued and outstanding immediately prior thereto (the "Old Shares") will changed into the appropriate share of Common Stock reflecting the name change (the "New Common Stock"). Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing Old Common Stock for surrender and exchange for certificates representing New Common Stock.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY.

                  VOTE REQUIRED FOR APPROVAL

      Section 78.390 of the Nevada Revised Statutes ("NRS") provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada corporation and the procedures and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation. Pursuant to Section 78.390 proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

     Section 78.320 of the NRS provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

     The Board of Directors of ERYA and persons owning and having voting power in excess of 50% of the outstanding voting securities of ERYA have adopted, ratified and approved the change of the name of ERYA. No further votes are required or necessary to effect the proposed amendment.

      The  securities that would have been entitled to vote if  a
meeting was required   to  be  held  to  amend  the  Company's Articles of
Incorporation consist of 14,030,000 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on August 21, 2003, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to ERYA's Articles of Incorporation.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                                                          Percentage of
                                       Common Stock       Common Stock
                                       Beneficially     Beneficially Owned
Name                       Title          Owned          On Record Date
--------                   -----        ---------        --------------

Dominique Einhorn         5,000,000       35.6%               35.6%
5006 Coolidge Ave.        Pres., CEO
Culver City, CA 90230     & Director

Estelle Reyna             5,000,000       35.6%               35.6%
aka Esther Bermudez       Sec. &
5006 Coolidge Ave.        Director
Culver City, CA 90230

ADDITIONAL INFORMATION

      Additional information concerning ERYA, including its Form 10-KSB statement, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

WE  ARE  NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT  TO SEND  US  A
PROXY.   THE ATTACHED MATERIAL  IS  FOR  INFORMATION PURPOSES ONLY.

DATED:   September 29, 2003

BY ORDER OF THE BOARD OF DIRECTORS:


/s/ Dominique Einhorn
-------------------------
Dominique Einhorn, Director and CEO